UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – August 1, 2024

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 1.01	Entry into Material Definitive Agreements.
Share Purchase Agreement

On August 1 2024, SIFCO Irish Holdings, Ltd., a private company limited by shares registered in the Republic of Ireland (“Seller”), a wholly owned subsidiary of SIFCO Industries, Inc., an Ohio corporation (“Company”), entered into a Share Purchase Agreement (“Agreement”) with TB2 S.r.l., an entity incorporated and registered in Italy (“Buyer”), pursuant to which Buyer agreed to acquire from Seller 100% of the share capital (“Sale Shares”) of C Blade S.p.A. Forging & Manufacturing, an Italian joint stock company and wholly-owned subsidiary of Seller (“CBlade”), at an enterprise value of €20,000,000 pursuant to a “lockbox” arrangement that results in the payment of €13,800,000 EUR in net equity value at closing. Capitalized terms used herein and not otherwise defined are defined as set forth in the Agreement.

The closing of the transactions contemplated by the Agreement (the “Closing”) is subject to the satisfaction of customary conditions and the delivery of certain customary documents, including, but not limited to: the grant and required governmental authorization of the transaction in connection with the Golden Power rules applicable under Italian law; the accuracy of the representations and warranties of the other party; the compliance of each party with its covenants in all material respects; the absence of a material adverse effect with respect to CBlade; and the execution and delivery by the Company of a guaranty of Seller’s obligations under the Agreement, which guaranty shall be conditioned on and only effective in the event of the dissolution of Seller after the Closing.

If the conditions set forth above are satisfied or waived in accordance with the Agreement, it is anticipated that the Closing will occur on September 18, 2024. The Buyer may unilaterally provide notice to Seller to extend the deadline of the Closing to September 25, 2024 if all conditions have not been met on or prior to September 18, 2024.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others: covenants by Seller to cause CBlade to conduct its business in the ordinary course between execution of the Agreement and the Closing; and non-competition and non-solicitation covenants that restrict Seller and the Company’s ability to engage in certain competitive business activities in any European country, the United Kingdom, Vatican State, Switzerland and San Marino Republic.

Buyer is required to obtain a representations and warranties insurance policy to cover losses incurred in connection with breaches of representations and warranties of Seller under the Agreement. Seller will indemnify Buyer against losses incurred by Buyer in connection with breaches of representations, warranties (to the extent not covered under the representations and warranties insurance policy) and covenants of Seller, as well as losses incurred by Buyer in connection with certain matters as specified in the Agreement. The aforementioned indemnification obligations of Seller are subject to the limitations set forth in the Agreement.

The Agreement, and any dispute or claim arising out of or in connection with the Agreement or its subject matter, is governed by, and will be construed in accordance with, the laws of Italy.

The foregoing description of the Agreement, related documents and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about the Agreement, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. The Company assumes no obligation to update any of these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1 Share Purchase Agreement, dated as of August 1, 2024 by and among SIFCO Irish Holdings, Ltd and TB2 S.r.l.*

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: August 6, 2024
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)